As filed with the Securities and Exchange Commission on March 16, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 15, 2012

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 15, 2012, Bank of America Corporation (the “Company”) issued and sold, for a purchase price of $100,000 per share (i) 1,409.22 shares of the Company’s Floating Rate Non-Cumulative Preferred Stock, Series F, $100,000 liquidation preference per share (the “Series F Preferred Stock”) to BAC Capital Trust XIII, and (ii) 4,925.37 shares of the Company’s Adjustable Rate Non-Cumulative Preferred Stock, Series G, $100,000 liquidation preference per share (the “Series G Preferred Stock”) to BAC Capital Trust XIV. The purchase and sale of the Series F Preferred Stock completes the obligations of the Company and BAC Capital Trust XIII pursuant to an Amended and Restated Stock Purchase Contract Agreement, dated December 8, 2011, as amended, between the Company and BAC Capital Trust XIII. The purchase and sale of the Series G Preferred Stock completes the obligations of the Company and BAC Capital Trust XIV pursuant to an Amended and Restated Stock Purchase Contract Agreement, dated December 8, 2011, as amended, between the Company and BAC Capital Trust XIV.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Craig T. Beazer
	Name:	Craig T. Beazer
	Title:	Associate General Counsel

Dated: March 16, 2012